Exhibit 10.5

REPAYMENT GUARANTY

THIS REPAYMENT GUARANTY (this “Guaranty”) dated as of January 22, 2018, executed and delivered by PREIT ASSOCIATES, L.P., a Delaware limited partnership (“Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Term Loan Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PM Gallery LP, a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 13.5 thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Lenders and the Specified Derivatives Providers (the Administrative Agent, the Lenders and the Specified Derivatives, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the other Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Specified Derivatives Providers may from time to time enter into Specified Derivatives Contracts with the Borrower;

WHEREAS, Guarantor is an indirect owner of the Borrower, and collectively with the Other Guarantor (as hereinafter defined) own, indirectly, one hundred percent (100%) of the Equity Interests in the Borrower;

WHEREAS, the Borrower and Guarantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financial accommodations from the Guarantied Parties through their collective efforts;

WHEREAS, Guarantor acknowledges that it will receive direct and indirect benefits from the Guarantied Parties making such financial accommodations; and

WHEREAS, Guarantor’s execution and delivery of this Guaranty is a condition to the Guarantied Parties’ making, and continuing to make, such financial accommodations.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees as follows:

Section 1.    Guaranty.    Guarantor hereby, severally, absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of Guarantor’s Share all of the Guaranteed Obligations (each as defined below).

“Guaranteed Obligations” as used herein, means, collectively, (a) all indebtedness and obligations owing by the Borrower or any other Loan Party to any Lender or the Administrative Agent under or in connection with the Credit Agreement or any other Loan Document, including without limitation, the repayment of all principal of the Term Loans, and the payment of all interest, fees, charges, reasonable attorneys’ fees and other amounts payable to any Lender or the Administrative Agent thereunder or in connection therewith; (b) all existing or future payment and other obligations owing by Borrower under any Specified Derivatives Contract (other than any Excluded Swap Obligation); (c) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (d) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Administrative Agent or any other Guarantied Party in the enforcement of any of the foregoing or any obligation of Guarantor hereunder or of Other Guarantor under the Other Guaranty (as hereinafter defined); and (e) all other Obligations.

“Guarantor’s Share” as used herein, means a sum equal to, as of any date of determination, fifty percent (50%) of the Guaranteed Obligations on such date of determination (such that Guarantor and Other Guarantor are collectively but severally liable for one hundred percent (100%) of the Guaranteed Obligations).

Section 2.    Guaranty of Payment and Not of Collection.    This Guaranty is a guaranty of payment, and not of collection, and a debt of Guarantor for its own account. Accordingly, the Guarantied Parties shall not be obligated or required before enforcing this Guaranty against Guarantor: (a) to pursue any right or remedy the Guarantied Parties may have against the Borrower, Other Guarantor, any other Loan Party or any other Person or commence any suit or other proceeding against the Borrower, Other Guarantor, any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, Other Guarantor, any other Loan Party or any other Person; or (c) to make demand of the Borrower, Other Guarantor, any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Guarantied Parties which may secure any of the Guarantied Obligations.

Section 3.    Guaranty Absolute.    Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not Guarantor consents thereto or has notice thereof):

(a)    (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, any Specified Derivatives Contract, or any other document, instrument or agreement evidencing or relating to any Guarantied Obligations (the “Guarantied Documents”), or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, any Guarantied Document or any assignment or transfer of any Guarantied Document, in each case of clauses (i) through (iv) above, agreed to by the Borrower;

(b)    any lack of validity or enforceability of any Guarantied Document or any assignment or transfer of any Guarantied Document;

(c)    any furnishing to any of the Guarantied Parties of any security for any of the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;

(d)    any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to any of the Guarantied Obligations, or any subordination of the payment of any of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

(e)    any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)    any act or failure to act by any Loan Party or any other Person which may adversely affect Guarantor’s subrogation rights, if any, against any other Loan Party or any other Person to recover payments made under this Guaranty;

(g)    any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Guarantied Obligations;

(h)    any application of sums paid by any Loan Party or any other Person with respect to the liabilities of any Loan Party to any of the Guarantied Parties, regardless of what liabilities of the Borrower remain unpaid;

(i)    any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

(j)    any defense, set off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by any Loan Party or any other Person against any Guarantied Party;

(k)    any change in the corporate existence, structure or ownership of any Loan Party;

(l)    any statement, representation or warranty made or deemed made by or on behalf of any Loan Party under any Guarantied Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(m)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, Guarantor hereunder (other than indefeasible payment and performance in full of the Guarantied Obligations).

Section 4.    Action with Respect to Guarantied Obligations.    The Guaranteed Parties may, at any time and from time to time, without the consent of, or notice to, Guarantor but with the consent of Borrower in each case of clauses (a) and (b) below, and without discharging Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement any Guarantied Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of any of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against any Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Guarantied Parties shall elect.

Section 5.    Representations and Warranties.    Guarantor hereby makes to the Administrative Agent and the other Guarantied Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Guarantied Documents, as if the same were set forth herein in full.

Section 6.    Covenants.    Guarantor will comply with all covenants with which the Borrower is to cause such Guarantor to comply under the terms of the Credit Agreement or any of the other Guarantied Documents.

Section 7.    Waiver.    Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of Guarantor or which otherwise might operate to discharge Guarantor from its obligations hereunder.

Section 8.    Inability to Accelerate.    If the Guarantied Parties or any of them are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the other Guarantied Parties shall be entitled to receive from Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9.    Reinstatement of Guarantied Obligations.    If claim is ever made on the Administrative Agent or any other Guarantied Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such other Guarantied Party repays to Guarantor, Borrower or trustee in bankruptcy for the Borrower all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such other Guarantied Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of any of the Guarantied Documents and Guarantor shall be and remain liable to the Administrative Agent or such other Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such other Guarantied Party.

Section 10.    Subrogation.    Upon the making by Guarantor of any payment hereunder for the account of another Loan Party, Guarantor shall be subrogated to the rights of the payee against such Loan Party; provided, however, that Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action Guarantor may have against such Loan Party arising by reason of any payment or performance by Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, Guarantor shall hold such amount in trust for the benefit of the Guarantied Parties and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

Section 11.    Payments Free and Clear.    All sums payable by Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding Guarantor shall pay to the Administrative Agent and the Lenders such additional amount as will result in the receipt by the Administrative Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12.    Set-off.    In addition to any rights now or hereafter granted under any of the other Guarantied Documents or Applicable Law and not by way of limitation of any such rights, Guarantor hereby authorizes each Guarantied Party, each Affiliate of a Guarantied Party, and each Participant, at any time while an Event of Default exists and is continuing, without any prior notice to Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Guarantied Party (other than the Administrative Agent), an Affiliate of a Guarantied Party (other than the Administrative Agent), or a Participant, subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by a Guarantied Party, an Affiliate of a Guarantied Party or such Participant to or for the credit or the account of Guarantor against and on account of any of the Guarantor’s Share of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights granted to the Guarantied Parties hereunder with respect to its participation as fully as if such Participant were a Guarantied Party in the amount of such participation.

Section 13.    Subordination.    Guarantor hereby expressly covenants and agrees for the benefit of the Guarantied Parties that all obligations and liabilities of any other Loan Party or any Subsidiary of Guarantor to Guarantor of whatever description, including without limitation, all intercompany receivables of Guarantor from any other Loan Party or Subsidiary (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist and be continuing, Guarantor shall not accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from any other Loan Party or Subsidiary on account of or in any manner in respect of any Junior Claim. Notwithstanding anything in any Loan Document to the contrary, unless an Event of Default shall exist and be continuing, Guarantor may accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from Borrower or any other Loan Party on account of or in any manner in respect of any Junior Claim, free and clear from any claim, lien or right by or of the Administrative Agent or any Lender.

Section 14.    Avoidance Provisions.    It is the intent of Guarantor and the Guarantied Parties that in any Proceeding, Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of Guarantor hereunder (or any other obligations of Guarantor to the Guarantied Parties) to be avoidable or unenforceable against Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of Guarantor hereunder (or any other obligations of Guarantor to the Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of Guarantor hereunder (or any other obligations of Guarantor to the Guarantied Parties), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Administrative Agent and the other Guarantied Parties hereunder to the maximum extent that would not cause the obligations of Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and neither Guarantor nor any other Person shall have any right or claim under this Section as against the Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15.    Information.    Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Guarantied Party shall have any duty whatsoever to advise Guarantor of information regarding such circumstances or risks.

Section 16.    Governing Law.    THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 17.    WAIVER OF JURY TRIAL.

(a)    GUARANTOR, AND EACH OF THE GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG GUARANTOR AND ANY OF THE GUARANTIED PARTIES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR, AND THE GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY.

(b)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE OTHER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION TO THE EXTENT REQUIRED TO EFFECTUATE ITS EXERCISE OF REMEDIES HEREUNDER. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF

ANY ACTION BY ANY GUARANTIED PARTY OR THE ENFORCEMENT BY ANY GUARANTIED PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER GUARANTIED DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS GUARANTY.

Section 18.    Loan Accounts.    The Administrative Agent and each other Guarantied Party may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations arising under or in connection with the Loan Documents, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of such Guarantied Obligations or otherwise, the entries in such books and accounts shall be binding on Guarantor absent manifest error. The failure of the Administrative Agent or any other Guarantied Party to maintain such books and accounts shall not in any way relieve or discharge Guarantor of any of its obligations hereunder.

Section 19.    Waiver of Remedies.    No delay or failure on the part of the Administrative Agent or any other Guarantied Party in the exercise of any right or remedy it may have against Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any other Guarantied Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20.    Termination.    This Guaranty shall remain in full force and effect with respect to Guarantor until indefeasible payment in full of the Guarantied Obligations.

Section 21.    Successors and Assigns.    Each reference herein to the Administrative Agent or any other Guarantied Party shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to Guarantor shall be deemed to include Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Guarantied Parties may, in accordance with the applicable provisions of the Guarantied Documents, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, Guarantor but only to the extent permitted under the Credit Agreement, and without releasing, discharging or modifying Guarantor’s obligations hereunder. Each Guarantor hereby consents to the delivery by the Administrative Agent and any other Guarantied Party to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or Guarantor. Guarantor may not assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

Section 22.    SEVERAL OBLIGATIONS.    CONCURRENTLY WITH THE EFFECTIVENESS OF THIS GUARANTY, THE MACERICH PARTNERSHIP, L.P., A DELAWARE LIMITED PARTNERSHIP (THE “OTHER GUARANTOR”) HAS EXECUTED AND DELIVERED THAT CERTAIN REPAYMENT GUARANTY, DATED AS OF THE DATE HEREOF, IN FAVOR OF ADMINISTRATIVE AGENT, FOR ITS BENEFIT AND FOR THE BENEFIT OF THE OTHER LENDERS (THE “OTHER GUARANTY”), PURSUANT TO WHICH OTHER GUARANTOR HAS GUARANTEED THE PAYMENT AND PERFORMANCE OF GUARANTOR’S SHARE (AS DEFINED THEREIN) OF THE GUARANTEED OBLIGATIONS. THE OBLIGATIONS OF GUARANTOR UNDER THIS GUARANTY AND OTHER GUARANTOR UNDER THE OTHER GUARANTY SHALL BE SEVERAL AND NOT JOINT. NOTWITHSTANDING ANYTHING TO THE CONTRARY UNDER ANY LOAN DOCUMENT, GUARANTOR SHALL NOT BE LIABLE FOR, AND GUARANTIED PARTIES SHALL NOT EXERCISE ANY REMEDIES AGAINST GUARANTOR, FOR MORE THAN ITS GUARANTOR’S SHARE OF THE GUARANTEED OBLIGATIONS.

Section 23.    Amendments.    This Guaranty may not be amended except in writing signed by the Administrative Agent and Guarantor, subject to Section 13.6 of the Credit Agreement.

Section 24.    Payments.    All payments to be made by Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at its Principal Office, not later than 1:00 p.m. Central time, on the date one Business Day after demand therefor.

Section 25.    Notices.    All notices, requests and other communications hereunder shall be in writing (including email) and shall be given (a) to Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any other Guarantied Party at its address for notices provided for in the Guarantied Documents, as applicable, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of 3 days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Guarantor or Guarantied Party at the addresses specified; (ii) if emailed, when the recipient acknowledges receipt by return email; or (iii) if hand delivered or sent by overnight courier, when delivered; provided, however, that in the case of the immediately preceding clauses (i) through (iii), non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

Section 26.    Severability.    In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27.    Headings.    Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28.    Limitation of Liability.    None of the Administrative Agent, any other Guarantied Party or any of their respective Related Parties shall have any liability with respect to, and Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Guarantor in connection with, arising out of, or in any way related to, this Guaranty, any of the other Guarantied Documents, or any of the transactions contemplated by this Guaranty or any of the other Guarantied Documents. Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent, any other Guarantied Party or any of their respective Related Parties for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, any of the other Guarantied Documents, or any of the transactions contemplated by thereby.

Section 29.    Electronic Delivery of Certain Information.    Guarantor acknowledges and agrees that information regarding Guarantor may be delivered electronically pursuant to Section 9.5 of the Credit Agreement.

Section 30.    Intentionally Omitted.

Section 31.    Definitions.    (a) For the purposes of this Guaranty:

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning Guarantor shall be commenced under the Bankruptcy Code; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to Guarantor; (iv) Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) Guarantor makes a general assignment for the benefit of creditors; (vii) Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by Guarantor for the purpose of effecting any of the foregoing.

(b)    Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

Section 32.    No Personal Liability.    Notwithstanding anything to the contrary within the Loan Documents, without impairing the obligations of Borrower under the Loan Documents, any Pledgor under any Pledge Agreement, any Guarantor under the Guaranty or any other guarantor under any Guaranty that any such party may deliver to the Lenders on or after the Effective Date and to which it is a party, none of the Guarantor’s direct or indirect partners, members or shareholders or any person affiliated with any of them (or any officer, director, agent, advisor, member, manager, personal representative, trustee or employee of any such direct or indirect partner, member, shareholder or affiliate) shall be personally liable for the performance of the

Guaranteed Obligations or Obligations, or in respect of any claims arising, under any of the Loan Documents. No personal judgment shall be sought or obtained against any of the foregoing in connection with this Guaranty or the Loan Documents (other than any Guaranty that such party may deliver to the Lenders on or after the Effective Date and to which it is a party).

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

“GUARANTOR”

PREIT ASSOCIATES, L.P., a Delaware limited partnership

By:	Pennsylvania Real Estate Investment Trust,
a Pennsylvania business trust,
its general partner

	By:	/s/ Andrew Ioannou
	Name:	Andrew Ioannou
	Title:	Executive Vice President

Address for Notices:

PM GALLERY LP
c/o Pennsylvania Real Estate Investment Trust
200 S Broad Street
Philadelphia, PA 19102
Attention: Andrew Ioannou
Email: andrew.ioannou@preit.com

and

PM GALLERY LP
c/o Pennsylvania Real Estate Investment Trust
200 S Broad Street
Philadelphia, PA 19102
Attention: General Counsel

Signature Page to Guaranty